Exhibit 99.1

For:	Immediate Release	Contact:	Brett Bauer
	January 20, 2022		574-235-2000

1st Source Corporation Reports Record Annual Earnings,
Cash Dividend Declared, History of Increased Dividends Continues
FULL YEAR AND QUARTERLY HIGHLIGHTS
•Net income was a record $118.53 million for the year of 2021, up 45.55% from 2020 and was $27.72 million for the fourth quarter of 2021, down 14.65% from the previous quarter and up 4.76% from the fourth quarter of 2020.
•Cash dividend of $0.31 per common share approved, up 6.90% from the $0.29 per common share declared a year ago.
•Diluted net income per common share was a record $4.70 for the year of 2021, up 48.26% from 2020 and was $1.11 for the fourth quarter of 2021, down 13.95% from the previous quarter and up 7.77% from the prior year’s fourth quarter.
•Small Business Administration (SBA) forgiveness and customer pay downs of Paycheck Protection Program (PPP) loans amounted to approximately $543.59 million in 2021 and were $102.11 million for the fourth quarter which contributed to the recognition of $16.84 million in PPP-related loan fees during 2021 including $3.58 million for the fourth quarter.
•Due to improvement in overall credit quality, we recognized a recovery in the provision for credit losses of $4.30 million for the full year of 2021 compared to a $36.00 million increase in the provision for credit losses during 2020. We recognized a recovery in the provision for credit losses of $1.12 million during the fourth quarter compared to a recovery in the provision of $2.56 million in the previous quarter and a provision of $4.97 million in the fourth quarter of 2020.
•Charitable contributions of $3 million were made to the 1st Source Foundation during the year to support previously funded COVID-19 initiatives in our Community Bank markets.

South Bend, IN — 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported record net income of $118.53 million for 2021, an increase of 45.55% compared to $81.44 million earned in 2020. Fourth quarter net income was $27.72 million, an increase of 4.76% compared to $26.46 million earned in the fourth quarter of 2020. Diluted net income per common share for the year was a record $4.70, up 48.26% from the $3.17 earned a year earlier. Diluted net income per common share for the fourth quarter was $1.11, up 7.77% from the $1.03 earned in the fourth quarter of the previous year.
At its January 2022 meeting, the Board of Directors approved a cash dividend of $0.31 per common share, up 6.90% from the $0.29 per common share declared a year ago. The cash dividend is payable to shareholders of record on February 8, 2022 and will be paid on February 16, 2022.

Christopher J. Murphy III, Chairman and Chief Executive Officer, commented, “With the Paycheck Protection Program (PPP) fee income and the ability to relieve our allowance for loan and lease losses, we are pleased to report record net income for the year. In many ways this averages out the performance of the last two years since 2020’s income was down compared to prior years as we anticipated more losses from the impact of COVID-19. This was also the 34th consecutive year of dividend growth. We welcome the positive impact provided by the PPP, the Federal Reserve’s extremely accommodative monetary policy and other government fiscal stimulus programs in response to the pandemic. They have collectively led to a stronger economic recovery than we anticipated for us, our clients and the communities we serve. This has resulted in sustained credit quality improvements during 2021 and a thoughtful and measured reduction to our allowance for loan and lease losses. In addition, our clients continued to receive PPP loan forgiveness during 2021. Total PPP loans forgiven in 2021 were $543.59 million which has provided $16.84 million in fee income. Furthermore, liquidity remains elevated and we are focused on its deployment through growing our loan and lease portfolio by deepening existing client relationships as well as developing new ones.
“Clearly, this past year proved to be difficult as we continued to deal with the challenges of the COVID-19 pandemic. We’ve worked hard to keep our 1st Source family healthy while providing our clients with the exceptional quality service expected from us. In December, we awarded 10 shares of 1st Source stock plus a $250 cash bonus to those colleagues who either had their first shot of the vaccine and were scheduled for their second or were fully vaccinated. We did this to recognize the Bank’s collective effort to mitigate both the personal risk and our community’s risk of infection.
“I am pleased to report that during the fourth quarter, the U.S. Small Business Administration (SBA), Indiana District, recognized 1st Source Bank with a Gold Level Award in the Community Lender category. The award honors 1st Source Bank for delivering the greatest number of SBA loans in Indiana in 2021 among Community Banks with less than $10 billion in assets. We have earned this award for nine years in a row and are proud to support our clients as they strive to start, grow, and expand their community-based businesses during an unprecedented time.
“Most importantly, I’m pleased to share that two board members were recently named to Savoy magazine’s 2021 Most Influential Black Corporate Directors list. Savoy magazine, the leading African American business, culture, and lifestyle publication, said the Most Influential Black Corporate Directors list is a prestigious acknowledgment of African American executives, influencers, and achievers active on the boards of the world’s leading corporations and organizations. Melody Birmingham, Senior Vice President and Chief Administrative Officer at Duke Energy, has served on the 1st Source Corporation Board of Directors since 2018, while Tracy Graham, Managing Principal of Graham Allen Partners, LLC and Chief Executive Officer of Aunalytics, Inc., has served on the 1st Source Corporation board from 2012-2014, and again in 2021. He has served on the Board of Directors for 1st Source Bank since 2012. 1st Source has been proud of its board’s diversity and has always benefited from the advice, perspectives, and skills of its directors of many different backgrounds. We thank Savoy and join them in recognizing these two as energized, smart, and insightful members of our board of directors. 1st Source Corporation is stronger and more client-centric because of them,” Mr. Murphy concluded.

FULL YEAR AND FOURTH QUARTER 2021 FINANCIAL RESULTS
Loans
Annual average loans and leases of $5.44 billion increased $53.41 million, up 1.05% net of PPP loans from the full year 2020. Quarterly average loans and leases of $5.31 billion increased $162.66 million, up 3.23% net of PPP loans in the fourth quarter of 2021 from the year ago quarter and have increased $35.77 million net of PPP loans from the third quarter. PPP forgiveness and customer payments totaled $102.11 million in the fourth quarter of 2021 and $543.59 million for the full year of 2021 offset by PPP originations of $261.46 million during 2021. Loan runoff is primarily from SBA forgiveness of PPP loans offset by growth in the aircraft, solar and auto and light truck portfolios when compared to 2020.
Deposits
Annual average deposits for 2021 were $6.34 billion, an increase of $605.93 million, up 10.56% from 2020. Quarterly average deposits of $6.70 billion grew $730.80 million, up 12.24% for the quarter ended December 31, 2021 compared to the year ago quarter and have increased $298.73 million, up 4.67% compared to the third quarter. Deposit growth is primarily from PPP loan fundings and increased consumer deposit levels compared to 2020 and increased consumer and business deposit levels as well as seasonal public fund activity compared to the previous quarter.
Net Interest Income and Net Interest Margin
For the twelve months of 2021, tax-equivalent net interest income was $237.10 million, an increase of $10.73 million, up 4.74% compared to the full year 2020. Fourth quarter 2021 tax-equivalent net interest income of $60.18 million decreased $2.06 million, or 3.31% from the fourth quarter a year ago and decreased $2.16 million, or 3.46% from the third quarter which was mainly the result of fewer PPP loan fees recognized during the quarter.
Net interest margin for the year ending December 31, 2021 was 3.22%, a decrease of 16 basis points from the 3.38% for the year ending December 31, 2020. Net interest margin on a tax-equivalent basis for the year ending December 31, 2021 was 3.23%, a decrease of 16 basis points from the 3.39% for the year ending December 31, 2020. Fees for PPP loans had a positive impact on the net interest margin of 15 basis points for the year compared to a positive three basis points impact a year ago. We recognized $16.84 million in PPP loan fees during 2021 compared to $12.06 million during 2020. The margin continues to experience pressure from the low interest rate environment and excess liquidity.
Fourth quarter 2021 net interest margin was 3.09%, a reduction of 45 basis points from the 3.54% for the same period in 2020 and a decrease of 24 basis points from the prior quarter. Fourth quarter 2021 net interest margin on a fully tax-equivalent basis was 3.09%, a decrease of 46 basis points from the 3.55% for the same period in 2020 and a reduction of 25 basis points from the 3.34% in the prior quarter. PPP loans had a positive impact on the net interest margin of 16 basis points for the quarter compared to a positive 27 basis points impact during the fourth quarter of 2020. We recognized $3.58 million in PPP loan fees in fourth quarter 2021 versus $7.84 million in fourth quarter 2020.

The margin continues to experience pressure from the low interest rate environment and excess liquidity. We do not expect significant impact from PPP fees in 2022 as PPP loans continue to be forgiven. As of December 31, 2021, $75.79 million of PPP loans originated remained outstanding with $2.71 million in unearned fees.
Noninterest Income
Noninterest income for the twelve months ended December 31, 2021 was $100.09 million, down $3.80 million or 3.65% compared to the twelve months ended December 31, 2020. Fourth quarter 2021 noninterest income of $23.83 million decreased $2.16 million, or 8.30% from the fourth quarter a year ago and decreased $1.67 million or 6.55% from the third quarter.
Noninterest income during the twelve months ended December 31, 2021 was lower compared to a year ago mainly from reduced equipment rental income due to a decrease in the size of the average equipment rental portfolio as demand for operating leases declined and a decrease in mortgage banking income driven by lower sales volume. These decreases were offset by increased debit card income as transaction levels grew, higher trust and wealth advisory fees as market values improved on assets under management and a rise in service charges on deposit accounts. Additionally, we recognized $0.81 million in impairment recoveries on our mortgage servicing rights during 2021.
The decrease in noninterest income from the third quarter was mainly due to a reduction in mortgage banking income driven by a lower volume of loan sales and a $0.22 million impairment recovery on mortgage servicing rights recognized during the third quarter, decreased insurance commissions and lower partnership investment gains due to a $0.24 million write-down on one investment.
Noninterest Expense
Noninterest expense for the twelve months ended December 31, 2021 was $186.15 million, a decrease of $1.22 million, or 0.65% compared to the same period a year ago. Fourth quarter 2021 noninterest expense of $48.75 million decreased $0.22 million, or 0.45% from the fourth quarter a year ago and increased $0.68 million or 1.42% from the prior quarter.
The decrease in noninterest expense for 2021 from 2020 was primarily due to lower leased equipment depreciation resulting from a reduction in the average equipment rental portfolio, reduced collection and repossession expenses due to lower general expenses and fewer negative valuation adjustments on repossessed assets, a lower valuation provision for interest rate swaps with customers, and a reduction in the provision for unfunded loan commitments.
The increase in noninterest expense from the third quarter was mainly due to higher salaries and employee benefits as a result of increased group insurance claims and increased incentive awards including a one-time special reward of $0.64 million announced during the fourth quarter for our colleagues who were vaccinated against COVID-19, higher legal fees, increased professional consulting fees and a rise in insurance expense due to a one-time $0.38 million decrease recognized during the third quarter. These increases were offset by a $3.00 million charitable contribution made during the third quarter that was not present in the fourth quarter.

Credit
The allowance for loan and lease losses as of December 31, 2021 was 2.38% of total loans and leases compared to 2.50% at September 30, 2021 and 2.56% at December 31, 2020. The allowance calculation includes PPP loans which are guaranteed by the SBA. Excluding those loans from the calculation results in an allowance of 2.42% at December 31, 2021 compared to 2.58% at September 30, 2021 and 2.73% at December 31, 2020.
Net charge-offs that have been recorded for the full year of 2021 were $8.86 million compared to net charge-offs of $9.19 million in 2020. This resulted in a charge-off ratio of 0.16% for 2021 compared to 0.17% for 2020. Net charge-offs of $5.15 million were recorded for the fourth quarter of 2021 compared with net charge-offs of $3.72 million in the same quarter a year ago and $0.04 million of net charge-offs in the previous quarter. The majority of charge-offs in 2021 were related to the bus division of the auto and light truck portfolio which continued to be impacted by the lingering effects of the pandemic on events and tourism.
The provision for credit losses was a recovery of $4.30 million for the twelve months ended December 31, 2021 and a recovery of $1.12 million for the fourth quarter of 2021, a decrease of $40.30 million and $6.09 million, respectively, compared with the same periods in 2020. The ratio of nonperforming assets to loans and leases was 0.77% as of December 31, 2021, compared to 0.84% on September 30, 2021 and 1.16% on December 31, 2020. Excluding PPP loans, the ratio of nonperforming assets to loans and leases was 0.78% at December 31, 2021 compared to 0.87% at September 30, 2021 and 1.24% at December 31, 2020. Nonperforming assets saw improvement in the fourth quarter as a result of lower nonaccrual loans.
Capital
As of December 31, 2021, the common equity-to-assets ratio was 11.32%, compared to 11.44% at September 30, 2021 and 12.12% a year ago. The tangible common equity-to-tangible assets ratio was 10.39% at December 31, 2021 compared to 10.50% at September 30, 2021 and 11.10% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 13.72% at December 31, 2021 compared to 13.65% at September 30, 2021 and 13.06% a year ago. During the fourth quarter of 2021, 63,786 shares were repurchased for treasury reducing common shareholders’ equity by $3.07 million.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.

1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 79 banking centers, 18 1st Source Bank Specialty Finance Group locations nationwide, nine Wealth Advisory Services locations and 10 1st Source Insurance offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
4th QUARTER 2021 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
AVERAGE BALANCES
Assets	$8,111,055	$7,796,763	$7,402,431	$7,731,147	$7,120,009
Earning assets	7,715,838	7,404,252	6,981,460	7,338,639	6,684,246
Investments	1,715,227	1,482,016	1,098,072	1,443,380	1,058,060
Loans and leases	5,311,964	5,427,080	5,517,707	5,437,817	5,463,436
Deposits	6,700,575	6,401,844	5,969,776	6,342,527	5,736,602
Interest bearing liabilities	4,959,322	4,811,516	4,635,661	4,784,697	4,546,548
Common shareholders’ equity	918,950	915,552	884,530	906,951	865,278
Total equity	966,063	960,235	921,913	951,991	896,956
INCOME STATEMENT DATA
Net interest income	$60,067	$62,224	$62,107	$236,638	$225,820
Net interest income - FTE(1)	60,176	62,335	62,234	237,097	226,363
(Recovery of) provision for credit losses	(1,117)	(2,559)	4,970	(4,303)	36,001
Noninterest income	23,828	25,497	25,985	100,092	103,889
Noninterest expense	48,746	48,064	48,964	186,148	187,367
Net income	27,735	32,481	26,463	118,557	81,461
Net income available to common shareholders	27,723	32,483	26,464	118,534	81,437
PER SHARE DATA
Basic net income per common share	$1.11	$1.29	$1.03	$4.70	$3.17
Diluted net income per common share	1.11	1.29	1.03	4.70	3.17
Common cash dividends declared	0.31	0.31	0.28	1.21	1.13
Book value per common share(2)	37.04	36.75	34.93	37.04	34.93
Tangible book value per common share(1)	33.64	33.37	31.62	33.64	31.62
Market value - High	51.20	48.63	41.10	51.20	52.16
Market value - Low	45.91	41.19	30.33	38.73	26.07
Basic weighted average common shares outstanding	24,775,288	24,919,956	25,492,140	25,038,127	25,527,154
Diluted weighted average common shares outstanding	24,775,288	24,919,956	25,492,140	25,038,127	25,527,154
KEY RATIOS
Return on average assets	1.36%	1.65%	1.42%	1.53%	1.14%
Return on average common shareholders’ equity	11.97	14.08	11.90	13.07	9.41
Average common shareholders’ equity to average assets	11.33	11.74	11.95	11.73	12.15
End of period tangible common equity to tangible assets(1)	10.39	10.50	11.10	10.39	11.10
Risk-based capital - Common Equity Tier 1(3)	13.72	13.65	13.06	13.72	13.06
Risk-based capital - Tier 1(3)	15.50	15.33	14.73	15.50	14.73
Risk-based capital - Total(3)	16.76	16.59	15.99	16.76	15.99
Net interest margin	3.09	3.33	3.54	3.22	3.38
Net interest margin - FTE(1)	3.09	3.34	3.55	3.23	3.39
Efficiency ratio: expense to revenue	58.10	54.79	55.58	55.28	56.83
Efficiency ratio: expense to revenue - adjusted(1)	56.60	53.38	53.32	53.48	54.20
Net charge offs to average loans and leases	0.38	0.00	0.27	0.16	0.17
Loan and lease loss allowance to loans and leases	2.38	2.50	2.56	2.38	2.56
Nonperforming assets to loans and leases	0.77	0.84	1.16	0.77	1.16

	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
END OF PERIOD BALANCES
Assets	$8,096,289	$7,964,092	$7,718,694	$7,511,931	$7,316,411
Loans and leases	5,346,214	5,358,797	5,483,045	5,523,085	5,489,301
Deposits	6,679,065	6,522,505	6,345,410	6,131,341	5,946,028
Allowance for loan and lease losses	127,492	133,755	136,361	139,550	140,654
Goodwill and intangible assets	83,926	83,931	83,937	83,942	83,948
Common shareholders’ equity	916,255	911,333	901,226	891,295	886,845
Total equity	969,464	956,397	945,457	935,759	930,670
ASSET QUALITY
Loans and leases past due 90 days or more	$249	$96	$44	$66	$115
Nonaccrual loans and leases	38,706	43,166	55,864	58,513	60,388
Other real estate	—	—	—	369	359
Repossessions	861	690	1,213	2,214	1,976
Equipment owned under operating leases	1,518	1,598	1,728	1,647	1,695
Total nonperforming assets	$41,334	$45,550	$58,849	$62,809	$64,533
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	December 31,	September 30,	June 30,	December 31,
	2021	2021	2021	2020
ASSETS
Cash and due from banks	$54,420	$77,740	$69,101	$74,186
Federal funds sold and interest bearing deposits with other banks	470,767	559,542	400,346	168,861
Investment securities available-for-sale	1,863,041	1,583,240	1,413,022	1,197,467
Other investments	27,189	27,189	27,429	27,429
Mortgages held for sale	13,284	34,594	6,453	12,885
Loans and leases, net of unearned discount:
Commercial and agricultural	918,712	1,005,849	1,125,965	1,186,118
Solar	348,302	303,995	305,250	292,604
Auto and light truck	603,775	605,258	595,326	542,369
Medium and heavy duty truck	259,740	248,604	256,169	279,172
Aircraft	898,401	900,077	883,559	861,460
Construction equipment	754,273	729,412	729,055	714,888
Commercial real estate	929,341	939,131	966,171	969,864
Residential real estate and home equity	500,590	492,893	492,552	511,379
Consumer	133,080	133,578	128,998	131,447
Total loans and leases	5,346,214	5,358,797	5,483,045	5,489,301
Allowance for loan and lease losses	(127,492)	(133,755)	(136,361)	(140,654)
Net loans and leases	5,218,722	5,225,042	5,346,684	5,348,647
Equipment owned under operating leases, net	48,433	51,478	56,011	65,040
Net premises and equipment	47,038	46,748	47,617	49,373
Goodwill and intangible assets	83,926	83,931	83,937	83,948
Accrued income and other assets	269,469	274,588	268,094	288,575
Total assets	$8,096,289	$7,964,092	$7,718,694	$7,316,411

LIABILITIES
Deposits:
Noninterest bearing demand	$2,052,981	$2,012,389	$1,851,932	$1,636,684
Interest-bearing deposits:
Interest-bearing demand	2,455,580	2,358,512	2,318,210	2,059,139
Savings	1,286,367	1,214,088	1,182,643	1,082,848
Time	884,137	937,516	992,625	1,167,357
Total interest-bearing deposits	4,626,084	4,510,116	4,493,478	4,309,344
Total deposits	6,679,065	6,522,505	6,345,410	5,946,028
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	194,727	210,275	167,097	143,564
Other short-term borrowings	5,300	5,390	5,247	7,077
Total short-term borrowings	200,027	215,665	172,344	150,641
Long-term debt and mandatorily redeemable securities	71,251	81,301	81,330	81,864
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	117,718	129,460	115,389	148,444
Total liabilities	7,126,825	7,007,695	6,773,237	6,385,741

SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at December 31, 2021, September 30, 2021, June 30, 2021, and December 31, 2020, respectively	436,538	436,538	436,538	436,538
Retained earnings	603,787	583,631	558,795	514,176
Cost of common stock in treasury (3,466,162, 3,408,141, 3,204,947, and 2,816,557 shares at December 31, 2021, September 30, 2021, June 30, 2021, and December 31, 2020, respectively)	(114,209)	(111,253)	(101,711)	(82,240)
Accumulated other comprehensive (loss) income	(9,861)	2,417	7,604	18,371
Total shareholders’ equity	916,255	911,333	901,226	886,845
Noncontrolling interests	53,209	45,064	44,231	43,825
Total equity	969,464	956,397	945,457	930,670
Total liabilities and equity	$8,096,289	$7,964,092	$7,718,694	$7,316,411

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Interest income:
Loans and leases	$58,327	$61,696	$64,113	$235,031	$242,772
Investment securities, taxable	5,091	4,533	3,940	17,767	18,080
Investment securities, tax-exempt	133	140	192	601	895
Other	430	360	333	1,373	1,284
Total interest income	63,981	66,729	68,578	254,772	263,031
Interest expense:
Deposits	2,624	2,924	4,811	12,276	30,459
Short-term borrowings	25	25	90	115	517
Subordinated notes	819	816	824	3,267	3,367
Long-term debt and mandatorily redeemable securities	446	740	746	2,476	2,868
Total interest expense	3,914	4,505	6,471	18,134	37,211
Net interest income	60,067	62,224	62,107	236,638	225,820
(Recovery of) provision for credit losses	(1,117)	(2,559)	4,970	(4,303)	36,001
Net interest income after provision for credit losses	61,184	64,783	57,137	240,941	189,819
Noninterest income:
Trust and wealth advisory	5,949	5,886	5,524	23,782	21,114
Service charges on deposit accounts	2,867	2,767	2,634	10,589	9,485
Debit card	4,619	4,570	3,990	18,125	14,983
Mortgage banking	1,913	3,149	3,549	11,822	15,674
Insurance commissions	1,549	1,862	1,624	7,247	7,025
Equipment rental	3,817	3,946	5,167	16,647	23,380
(Losses) gains on investment securities available-for-sale	—	—	—	(680)	279
Other	3,114	3,317	3,497	12,560	11,949
Total noninterest income	23,828	25,497	25,985	100,092	103,889
Noninterest expense:
Salaries and employee benefits	28,128	26,974	27,547	105,808	101,556
Net occupancy	2,624	2,654	2,539	10,524	10,276
Furniture and equipment	6,615	6,444	6,776	25,854	25,688
Depreciation — leased equipment	3,132	3,239	4,940	13,694	20,203
Professional fees	3,102	1,815	1,576	8,676	6,317
Supplies and communication	1,610	1,427	1,234	5,942	5,563
FDIC and other insurance	844	396	851	2,677	2,606
Business development and marketing	1,200	4,465	754	8,013	4,157
Loan and lease collection and repossession	—	(585)	444	30	3,099
Other	1,491	1,235	2,303	4,930	7,902
Total noninterest expense	48,746	48,064	48,964	186,148	187,367
Income before income taxes	36,266	42,216	34,158	154,885	106,341
Income tax expense	8,531	9,735	7,695	36,328	24,880
Net income	27,735	32,481	26,463	118,557	81,461
Net (income) loss attributable to noncontrolling interests	(12)	2	1	(23)	(24)
Net income available to common shareholders	$27,723	$32,483	$26,464	$118,534	$81,437
Per common share:
Basic net income per common share	$1.11	$1.29	$1.03	$4.70	$3.17
Diluted net income per common share	$1.11	$1.29	$1.03	$4.70	$3.17
Cash dividends	$0.31	$0.31	$0.28	$1.21	$1.13
Basic weighted average common shares outstanding	24,775,288	24,919,956	25,492,140	25,038,127	25,527,154
Diluted weighted average common shares outstanding	24,775,288	24,919,956	25,492,140	25,038,127	25,527,154

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,686,231	$5,091	1.20%	$1,451,523	$4,533	1.24%	$1,056,727	$3,940	1.48%
Tax-exempt(1)	28,996	163	2.23%	30,493	172	2.24%	41,345	237	2.28%
Mortgages held for sale	28,693	188	2.60%	17,750	120	2.68%	17,844	120	2.68%
Loans and leases, net of unearned discount(1)	5,311,964	58,218	4.35%	5,427,080	61,655	4.51%	5,517,707	64,075	4.62%
Other investments	659,954	430	0.26%	477,406	360	0.30%	347,837	333	0.38%
Total earning assets(1)	7,715,838	64,090	3.30%	7,404,252	66,840	3.58%	6,981,460	68,705	3.92%
Cash and due from banks	80,754			76,915			75,055
Allowance for loan and lease losses	(134,217)			(137,206)			(143,888)
Other assets	448,680			452,802			489,804
Total assets	$8,111,055			$7,796,763			$7,402,431

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$4,628,802	$2,624	0.22%	$4,488,169	$2,924	0.26%	$4,272,622	$4,811	0.45%
Short-term borrowings:
Securties sold under agreements to repurchase	194,678	24	0.05%	177,720	24	0.05%	215,770	88	0.16%
Other short-term borrowings	5,474	1	0.07%	5,492	1	0.07%	6,929	2	0.11%
Subordinated notes	58,764	819	5.53%	58,764	816	5.51%	58,764	824	5.58%
Long-term debt and mandatorily redeemable securities	71,604	446	2.47%	81,371	740	3.61%	81,576	746	3.64%
Total interest-bearing liabilities	4,959,322	3,914	0.31%	4,811,516	4,505	0.37%	4,635,661	6,471	0.56%
Noninterest-bearing deposits	2,071,773			1,913,675			1,697,154
Other liabilities	113,897			111,337			147,703
Shareholders’ equity	918,950			915,552			884,530
Noncontrolling interests	47,113			44,683			37,383
Total liabilities and equity	$8,111,055			$7,796,763			$7,402,431
Less: Fully tax-equivalent adjustments		(109)			(111)			(127)
Net interest income/margin (GAAP-derived)(1)		$60,067	3.09%		$62,224	3.33%		$62,107	3.54%
Fully tax-equivalent adjustments		109			111			127
Net interest income/margin - FTE(1)		$60,176	3.09%		$62,335	3.34%		$62,234	3.55%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Twelve Months Ended
	December 31, 2021			December 31, 2020
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,410,797	$17,767	1.26%	$1,009,794	$18,080	1.79%
Tax-exempt(1)	32,583	741	2.27%	48,266	1,105	2.29%
Mortgages held for sale	17,026	448	2.63%	20,628	600	2.91%
Loans and leases, net of unearned discount(1)	5,437,817	234,902	4.32%	5,463,436	242,505	4.44%
Other investments	440,416	1,373	0.31%	142,122	1,284	0.90%
Total earning assets(1)	7,338,639	255,231	3.48%	6,684,246	263,574	3.94%
Cash and due from banks	77,275			71,626
Allowance for loan and lease losses	(139,141)			(130,776)
Other assets	454,374			494,913
Total assets	$7,731,147			$7,120,009

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$4,460,359	$12,276	0.28%	$4,205,904	$30,459	0.72%
Short-term borrowings:
Securities sold under agreements to repurchase	180,610	112	0.06%	173,398	317	0.18%
Other short-term borrowings	6,119	3	0.05%	27,767	200	0.72%
Subordinated notes	58,764	3,267	5.56%	58,764	3,367	5.73%
Long-term debt and mandatorily redeemable securities	78,845	2,476	3.14%	80,715	2,868	3.55%
Total interest-bearing liabilities	4,784,697	18,134	0.38%	4,546,548	37,211	0.82%
Noninterest-bearing deposits	1,882,168			1,530,698
Other liabilities	112,291			145,807
Shareholders’ equity	906,951			865,278
Noncontrolling interests	45,040			31,678
Total liabilities and equity	$7,731,147			$7,120,009
Less: Fully tax-equivalent adjustments		(459)			(543)
Net interest income/margin (GAAP-derived)(1)		$236,638	3.22%		$225,820	3.38%
Fully tax-equivalent adjustments		459			543
Net interest income/margin - FTE(1)		$237,097	3.23%		$226,363	3.39%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Twelve Months Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2021	2021	2020	2021	2020
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$63,981	$66,729	$68,578	$254,772	$263,031
	Fully tax-equivalent adjustments:
(B)	- Loans and leases	79	79	82	319	333
(C)	- Tax-exempt investment securities	30	32	45	140	210
(D)	Interest income - FTE (A+B+C)	64,090	66,840	68,705	255,231	263,574
(E)	Interest expense (GAAP)	3,914	4,505	6,471	18,134	37,211
(F)	Net interest income (GAAP) (A–E)	60,067	62,224	62,107	236,638	225,820
(G)	Net interest income - FTE (D–E)	60,176	62,335	62,234	237,097	226,363
(H)	Annualization factor	3.967	3.967	3.978	1.000	1.000
(I)	Total earning assets	$7,715,838	$7,404,252	$6,981,460	$7,338,639	$6,684,246
	Net interest margin (GAAP-derived) (F*H)/I	3.09%	3.33%	3.54%	3.22%	3.38%
	Net interest margin - FTE (G*H)/I	3.09%	3.34%	3.55%	3.23%	3.39%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$60,067	$62,224	$62,107	$236,638	$225,820
(G)	Net interest income - FTE	60,176	62,335	62,234	237,097	226,363
(J)	Plus: noninterest income (GAAP)	23,828	25,497	25,985	100,092	103,889
(K)	Less: gains/losses on investment securities and partnership investments	(285)	(623)	(714)	(1,020)	(1,652)
(L)	Less: depreciation - leased equipment	(3,132)	(3,239)	(4,940)	(13,694)	(20,203)
(M)	Total net revenue (GAAP) (F+J)	83,895	87,721	88,092	336,730	329,709
(N)	Total net revenue - adjusted (G+J–K–L)	80,587	83,970	82,565	322,475	308,397
(O)	Noninterest expense (GAAP)	48,746	48,064	48,964	186,148	187,367
(L)	Less: depreciation - leased equipment	(3,132)	(3,239)	(4,940)	(13,694)	(20,203)
(P)	Noninterest expense - adjusted (O–L)	45,614	44,825	44,024	172,454	167,164
	Efficiency ratio (GAAP-derived) (O/M)	58.10%	54.79%	55.58%	55.28%	56.83%
	Efficiency ratio - adjusted (P/N)	56.60%	53.38%	53.32%	53.48%	54.20%

		End of Period
		December 31,	September 30,	December 31,
		2021	2021	2020
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$916,255	$911,333	$886,845
(R)	Less: goodwill and intangible assets	(83,926)	(83,931)	(83,948)
(S)	Total tangible common shareholders’ equity (Q–R)	$832,329	$827,402	$802,897
(T)	Total assets (GAAP)	8,096,289	7,964,092	7,316,411
(R)	Less: goodwill and intangible assets	(83,926)	(83,931)	(83,948)
(U)	Total tangible assets (T–R)	$8,012,363	$7,880,161	$7,232,463
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	11.32%	11.44%	12.12%
	Tangible common equity-to-tangible assets ratio (S/U)	10.39%	10.50%	11.10%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$916,255	$911,333	$886,845
(V)	Actual common shares outstanding	24,739,512	24,797,533	25,389,117
	Book value per common share (GAAP-derived) (Q/V)*1000	$37.04	$36.75	$34.93
	Tangible common book value per share (S/V)*1000	$33.64	$33.37	$31.62
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